UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) Of the Securities Exchange Act of 1934

 ☒ Filed by the Registrant
 ☐ Filed by a Party other than the Registrant

Check the appropriate box:
 ☐ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 ☒ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material Pursuant to §240.14a-12

CAPITAL CITY ENERGY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 ☒ No fee required.
 ☐ Fee computed on table below per Exchange Act rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

 ☐ Fee paid previously with preliminary materials.
 ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

CAPITAL CITY ENERGY GROUP, INC.
8351 N. High Street, Suite 101
Columbus, Ohio 43235

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 23, 2008

TO OUR STOCKHOLDERS:

You are invited to be present either in person or by proxy at the Annual Meeting of Stockholders of Capital City Energy Group, Inc. a Nevada corporation (the “Company”), to be held at Quest Conference Center, 8405 Pulsar Place, Columbus, Ohio 43240 on Thursday, October 23, 2008 at 10:00 a.m. local time (the “Meeting”), to consider and act upon the following:

1.	The election of six (6) Directors to serve until the next meeting or until their successors are duly elected and qualified.
2.	The ratification of the appointment of GBH CPAs, PC, as independent auditors for the next fiscal year.
3.	The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

A luncheon will immediately follow the meeting.

Only stockholders of Common Stock of record at the close of business on September 19, 2008 will be entitled to notice of and to vote at the Meeting.  The stock transfer books of the Company will remain open

WE INVITE EACH OF YOU TO ATTEND THE MEETING.  IF YOU CANNOT ATTEND, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY TO CAPITAL CITY ENERGY GROUP, INC. 8351 N. HIGH STREET, SUITE 101, COLUMBUS, OHIO 43235 OR IT CAN BE SENT VIA FACSIMILE TO 614-310-1610.

                                                    BY ORDER OF THE BOARD OF DIRECTORS

                        Timothy W. Crawford
                        Chairman of the Board
                        Columbus, Ohio

                        October 13, 2008

CAPITAL CITY ENERGY GROUP, INC.

PROXY STATEMENT

PROCEDURAL MATTERS

THIS PROXY STATEMENT IS FURNISHED TO THE STOCKHOLDERS OF CAPITAL CITY ENERGY GROUP, INC., A NEVADA CORPORATION (THE “COMPANY”) OR “CETG”), IN CONNECTION WITH THE SOLICITATION OF PROXIES BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS (THE “MEETING”) TO BE HELD AT 10:00 A.M., LOCAL TIME, ON THURSDAY, OCTOBER 23, 2008, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Stockholders of record of Common Stock of the Company at the close of business on September 19, 2008, (the “Record Date”), will be entitled to notice of and to vote at the Meeting.  The Meeting will be held at Quest Conference Center, 8405 Pulsar Place, Columbus, Ohio 43240.  Proxies received prior to the Meeting will be voted in accordance with the instructions contained in the proxy and, if no choice is specified, will be voted in favor of each of management’s nominees for Director and in favor of each of management’s proposals set forth in the Notice of Annual Meeting of Stockholders.  A stockholder who signs and returns the enclosed proxy may revoke it at any time before it is voted by a written revocation delivered to any of the proxy holders named therein, by submitting another valid proxy bearing a later date or by attending the Meeting and voting in person. Beneficial owners wishing to vote at the Meeting who are not stockholders of record on the Company’s books (e.g., persons holding in street name) must bring to the Meeting a Power of Attorney or proxy in their favor signed by the holder of record in order to be able to vote.

SOLICITATION OF PROXIES

This Proxy Statement and the form of proxy are first being mailed to the stockholders beginning approximately October 13, 2008. All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company.  In addition to solicitation of proxies by mail, the directors, officers and investor relations staff (who will receive no compensation therefore in addition to their regular remuneration) of the Company named herein may solicit the return of proxies by telephone, telegram or personal interview.  As of this date, the Company has retained Broadridge Financial Solutions, Inc. (“Broadridge”), an outside mailing service, to contact banks, brokerage houses and other custodians, nominees and fiduciaries with requests to forward copies of the proxy materials to their respective principals and to request instructions for voting the proxies. The Company will solicit proxies solely from individual stockholders of record and to print proxy notices and other related materials. The services provided by Broadridge to the Company are expected to cost approximately $3,000. Any expenses of such banks, brokerage houses and other custodians, nominees and fiduciaries in connection therewith are covered by the estimated fee to be paid by the Company to Broadridge. Action may be taken on the business to be transacted at the Meeting on the date specified in the Notice of Meeting or on any date or dates to which such Meeting may be adjourned.

VOTING OR PROXIES

A form of proxy is enclosed for use at the Meeting if a stockholder is unable to attend in person.  Each proxy may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, by execution and delivery of a subsequent proxy, or by attendance and voting in person at the meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Shares represented by a valid proxy, which, if received pursuant to this solicitation and not revoked before it is exercised, will be voted as provided on the proxy at the Meeting or at any adjournment or adjournments thereof. Management intends to vote on the 3,350,672 or approximately 12.25% of Common Stock which it controls in favor of the proposals to (i) elect six Directors to serve until the next Annual Meeting or until each of their successors is duly elected and qualified (ii) ratify the appointment of GBH CPSs as independent auditors for 2008, and (iii) transact such other as may properly come before the Meeting or an adjournment thereof.

VOTING SECURITIES AND VOTE REQUIRED

Only holders of 27,347,283 shares of Common Stock, par value of $0.001 per share, of record outstanding at the close of business on September 19, 2008 (the “Record Date”), will be entitled to vote at the Meeting. Each holder of shares of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Under the rules of the Securities and Exchange Commission (the “SEC”), boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish to withhold authority to vote for one or more nominees for Director.. Votes withheld in connection with the ratification of GBH CPAs, PC as our auditing firm or Proposal 3 will not be counted toward the ratification of any new business properly brought before the meeting for a vote. If no direction is indicated, the proxy will be voted for the election of the nominees for Director, Proposal 2 and such other business as may properly come before the Meeting or any adjournments thereof. The form of proxy provides for withholding of votes with respect to the election of Directors and Proposal 2 and a stockholder present at the Meeting also may abstain with respect to such election.

ANNUAL REPORT ON FORM 10-KSB

This Proxy Statement is accompanied by the Company’s Annual Report on Form 10-KSB, for the fiscal year ended October 31,2007 and the Form 10-QT for the period ending December 31, 2007, as amended (together, the “Annual Report”). Stockholders should refer to the Annual Report and each of its periodic reports for information concerning the Company’s business and operations, but the Annual Report and the periodic reports are not part of the proxy soliciting materials.

PROPOSAL 1: ELECTION OF DIRECTORS

Six Directors are to be elected at the Meeting. The Directors will be elected at the Meeting to serve until the next annual meeting of stockholders of the Company or until each of their successors shall be duly elected and qualified. As noted, unless otherwise indicated thereon, all proxies received will be voted in favor of the election of each of the six nominees of the Board named below as Directors of the Company. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Company), proxies solicited thereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees elected by the Board. The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Directors. Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Nevada law. Each of the nominees is currently serving as a Director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO ELECT THE DIRECTORS NOMINATED HEREIN TO SERVE AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

The following is a list of the nominees and certain information with regard to each nominee follows:

NAME	AGE	TITLE
Timothy W. Crawford	52	Chief Executive Officer, Director and Chairman of the Board of Directors
Daniel Coffee	51	President, and Director
Joseph Smith	49	Director
Lee Robinson	44	Director
James Bishop	57	Director
David Tenwick	71	Director

NOMINEES FOR ELECTION AS DIRECTORS

Timothy W. Crawford, age 52, became the Chief Executive Officer and Chairman of the Board in March, 2008. From 2007 until the present, Mr. Crawford has served as Chief Executive Officer of Capital City Petroleum, Inc. (“Petroleum”), a diversified oil and natural gas investing company and the predecessor to the Company. He was responsible for the design and implementation of the Company’s first energy fund offered to individual investors. From 2002 to 2007, he served as the Chief Executive Officer of Capital City Partners, LLC (a stockholder of the Company) a regional financial services firm located in Columbus, Ohio. From 2000 to 2002 he was Senior Vice President for McDonald Investments, Inc., a KeyCorp Company working in their Wealth Management Group. From 1998 until 2000 he was a Registered Representative for Banc Stock Financial Services, Inc., a wholly owned subsidiary of The Banc Stock Group currently known as Diamond Hill Capital Management, Inc. He is a member of The President’s Associate Council at Cedarville University.

Daniel R. Coffee, age 51, became Chief Operating Officer and a Director in March, 2008 and was recently named President. From 1997 to 2007, he served as Manager of Business Development and Acquisitions of Superior Well Services, Inc., a multi-million dollar integrated oil field service company. He also served as Wireline Division Manager and Corporate Radiation Safety Officer. He started his oilfield career with Eastern Well Surveys, Inc. and also worked for Schlumberger Well Services, LTD where he served in various management roles.

Mr. Coffee is a current Board member of the Ohio Chapter Society of Petroleum Engineers, Past Chairman of Penn-York, and Past Vice President of the Ohio Chapter Society of Professional Well Log Analysts.

Joseph A. Smith, age 49, became a director in March, 2008. From 2003 to present, he serves as the Managing Director and Head of Investment Banking of Capital City Partners, LLC (a stockholder of the Company) and its affiliates, a regional diversified financial services firm, located in Columbus, Ohio and Miami, Florida. In addition to his investment banking duties, he became a member of CCSSM Partners LLC (a stockholder of the company) in 2006 and is the Manager of the SIG Real Property Fund LLC, a Florida real estate fund, and the Opportunity Fund LLC, a private equity fund. Prior to Capital City Partners LLC, from 2002 to 2003, Mr. Smith was Senior Vice President of Investment Banking for vFinance Investments, Inc. which specialized in financing small-cap/micro-cap public companies. From 2001-2002, Mr. Smith was a Senior Vice President at William R. Hough & Co, Florida’s oldest municipal bond underwriting firm. From 1990 to 2001, Mr. Smith served as a principal and Managing Director of First Equity Corporation of Florida, one of South Florida’s oldest local brokerage firms. From 1987 to 1990, Mr. Smith served as a Vice President of Lehman Brothers. Mr. Smith began his career with Merrill Lynch in 1982 and held various positions there until 1987. At Merrill Lynch, he was responsible for the management of portfolios consisting of public and private companies with assets in excess of $100 million.

Lee A. Robinson, age 44, was appointed to the Board of Directors in May 2008. He has diverse and valuable experience in many facets of the oil and natural gas industry, working throughout Appalachia, in the Gulf of Mexico and in New Mexico. In 1989, Mr. Robinson became a field engineer with Dowell Schlumberger providing on-site supervision of oil field cementing and completion services throughout much of the Appalachian Basin. In 1989, he joined Columbia Gas Transmission, a subsidiary of the Columbia Energy Group and one of the largest interstate natural gas pipeline companies in the United States, where he was responsible for computer modeling of the pipeline system, operational and strategic planning, analysis and divestiture of underperforming assets, and often served as an expert witness for the company. In 2000, Mr. Robinson and others formed an exploration and production company, Triana Energy. With Mr. Robinson's help and guidance as Director of Land Operations, this new company quickly acquired leasehold rights to hundreds of thousands of acres, formed strategic joint venture partnerships with several other producers. In 2003, the Triana Energy purchased Columbia Natural Resources, with assets including 8,500 wells, 1.3 Trillion cubic feet of natural gas reserves, 5 Million leasehold acres and thousands of miles of natural gas pipelines. Triana was sold to Chesapeake Energy for nearly $3.2 Billion in 2005. Presently, Mr. Robinson provides consulting services to companies in the energy sector.

Mr. Robinson holds a Bachelor of Science degree in Petroleum Engineering from Marietta College. He is a member of the Society of Petroleum Engineers, the American Association of Professional Landmen and the Independent Oil and Gas Association of New York. He has also served on the Industry Advisory Committee for the Department of Petroleum Engineering and Geology at Marietta College and on the Producer Advocacy Group for the Petroleum Technology Transfer Council. Mr. Robinson resides near Cambridge, Ohio with his wife and son.

James Bishop, Age 57, was appointed to the Board of Directors in May, 2008.  He is a founder of WhiteStar Advisors, LLC, an SEC registered investment advisory firm with offices in Boca Raton, Florida, New York, New York and San Francisco, California specializing in discretionary investments on behalf of Taft-Hartley pension funds. Additionally, WhiteStar Advisors, LLC provides consulting services to Taft-Hartley pension funds related to pension funds fiduciaries.

An experienced investment banker, venture capital investor, real estate developer, and business executive, prior to the founding of WhiteStar, Mr. Bishop served for five years as the President of Janus Hotels and Resorts, Inc. a publicly traded hotel owner/operator with business operations in the United States, Canada, Mexico and the Caribbean. Mr. Bishop earlier served as the President and CEO of a California based oil well services company and its subsidiaries with business focused primarily in the Elk Hills of California’s San Joaquin Valley and western Canada, the decommissioning of off-shore oil wells, and the servicing of coal bed methane wells in the Black Warrior basin and the western United States. Mr. Bishop also financed the first commercially viable ethanol fuel plant in Alamosa, Colorado. Prior to that, he was an officer and senior investment banker at E.F. Hutton, Co., Inc. in New York, and later, of WestPac Banking Corp. of Sidney, Australia, during which time he specialized in energy (oil, gas, pipelines, port facilities, nuclear, and alternative), infrastructure financing and development, transportation, real estate, and project finance.

A native of Georgia, Mr. Bishop received a bachelor’s degree in finance from Georgia State University in Atlanta, and a J.D. from Concord Law School, Los Angeles.  He serves on the advisory board of Paradise Bank and serves or has served on the boards of public companies including Janus Hotels and Resorts, Inc., Gunther International, Ltd, and Caribbean Clubs International, Inc. Additionally, he is a member of the American Real Estate and Urban Economics Association, the International Real Estate Trade Organization (and member of the legal advisory council), the Pension Real Estate Association, and the National Council of Real Estate Investment Fiduciaries. Mr. Bishop served four years on active duty with the United States Air Force, as an advisor to President Ronald Reagan’s transition team, and, for four years, as Mayor of Montclair, New Jersey.

David Tenwick, Age 71, is the founder/chairman of the board of directors at Adcare Health Systems, Inc a company which develops, manages and acquires nursing homes, assisted living facilities, independent living facilities, dementia/Alzheimer’s units, sub-acute units, retirement communities and more, located in Springfield, Ohio. Mr. Tenwick has served as Chairman and Director since the organization began in August, 1991. Prior to founding Adcare, Mr. Tenwick was an independent business consultant from 1982 to 1990. Through this capacity, he has served as a director and an officer of several businesses, including Douglass Financial Corporation, a surety company, and AmeriCare Health & Retirement, Inc., a long-term care management company. From 1967 until 1982, Mr. Tenwick was a co-founder, director and an officer of Nucorp Energy, Inc., a public company which invested in oil and gas properties and commercial and residential real estate. Prior to co-founding Nucorp, he was an enforcement attorney for the United States Securities and Exchange Commission. Mr. Tenwick is a member of the Ohio State Bar Association and was a founding member of the Ohio Assisted Living Association, an association that promotes high quality assisted living throughout the State of Ohio. Mr. Tenwick earned a degree in Bachelor of Business Administration (BBA) and J.D. from the University of Cincinnati in 1960 and 1962, respectively.

BOARD AND COMMITTEE MEETINGS

During 2008, the Company’s Board of Directors has held six regular meetings (the meetings consisted of two quarterly meetings and four monthly meetings). Each director attended at least 75% of all meetings of our board of directors and committees on which he served that were held during 2008. Stockholders of the Company may send communications to the Board of Directors via the Company’s Public Relations Department, which makes such communications available to the Directors as appropriate, to CAPITAL CITY ENERGY GROUP, INC., Attention: Public Relations Department, 8351 N. HIGH STREET, SUITE 101, COLUMBUS, OHIO 43235; Telephone (614) 310-1614, Facsimile (614) 310-1610. The Public Relations department can be reached via email at: pr@capcityenergy.com.

The Board of Directors does not have a standing audit committee, nominating committee, compensation committee or any committees performing similar functions. As there are only six Directors serving on the Board, it is the view of the Board that all Directors should participate in the process for reviews of all areas of the business as well as the interview process for potential Director candidates, financial statements and for the review of the Company’s executive pay practices. Accordingly, it is also the view of the Board that the participation of all Directors in the duties of nominating and compensation committees ensures not only as comprehensive as possible a review of Director candidates and executive compensation, but also that the views of independent, employee, and stockholder Directors are considered.

The Board does not have any formal policy regarding the consideration of Director candidates recommended by stockholders. Any recommendation would be considered on an individual basis. The Board believes this is appropriate due to the lack of such recommendations made in the past, and its ability to consider the establishment of such a policy in the event of an increase of such recommendations. The Board welcomes properly submitted recommendations from stockholders and would evaluate stockholder nominees in the same manner that it evaluates a candidate recommended by other means. Stockholders may submit candidate recommendations by mail to CAPITAL CITY ENERGY GROUP, INC., Attention: Chairman of the Board of Directors, 8351 N. HIGH STREET, SUITE 101, COLUMBUS, OHIO 43235. With respect to the evaluation of director nominee candidates, the Board has no formal requirements or minimum standards for the individuals that it nominates. Rather, the Board considers each candidate on his or her own merits. However, in evaluating candidates, there are a number of factors that the Board generally views as relevant and is likely to consider, including the candidate’s professional experience, his or her understanding of the business issues affecting the Company, his or her experience in facing issues generally of the level of sophistication that the Company faces, and his or her integrity and reputation. With respect to the identification of nominee candidates, the Board has not developed a formalized process. Instead, its members and the Company’s senior management have recommended candidates whom they are aware of personally or by reputation.

CODE OF ETHICS

The Board expects the Directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s code of ethics, which were adopted earlier this year and are posted on the Company’s website (www.capcityenergy.com). The Company will not make any personal loans or extensions of credit to Directors or executive officers. No non-employee Director may provide personal services for compensation to the Company, other than in connection with serving as a CETG Director. The Board will not permit any waiver of any ethics policy for any Director or executive officer. If an actual or potential conflict of interest arises for a Director, the Director shall promptly inform the Chief Executive Officer and the presiding Chairman of the Board of Directors. If a significant conflict exists and cannot be resolved, the Director will be asked to resign. All Directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Board of Directors shall resolve any conflict of interest question involving the Chief Executive Officer and other, and the Chief Executive Officer shall resolve any conflict of interest issue involving any other officer of the company.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name	Year	Salary	Bonus	Stock Awards	All Other Compensation
Timothy W. Crawford Chief Executive Officer & Director	2007	0	0		$14,347[1]
Daniel Coffee, Chief Operating Officer, President & Director	2007	$15,000	0		$1,200[2]
Keith Kauffman, Former President & Former Director	2007	$156,980	0		$14,005[3]

NOTES TO SUMMARY COMPENSATION TABLE
(1)	This amount includes monthly auto lease payment and monthly health insurance premium. Mr. Crawford does not take a salary from the Company at this time.
(2)	This amount includes monthly auto lease payment.
(3)	This amount includes monthly auto lease payment and monthly health insurance premium.

Outstanding Equity Awards At Fiscal Year-End

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Timothy Crawford	n/a	n/a
Daniel Coffee	n/a	n/a
Keith Kauffman	n/a	n/a

The terms of the stock awards are described below under Employee, Consultants and Service Providers Benefit Plan.

Director Compensation

NAME	COMPENSATION FOR 2007	COMPENSATION FOR 2006
Timothy Crawford	$0.00	$0.00
Daniel Coffee	$0.00	$0.00
Lee Robinson	$0.00	$0.00
Joseph Smith	$0.00	$0.00
James Bishop	$0.00	$0.00
David Tenwick	$0.00	$0.00

During 2007, each outside (employee and non-employee) director was not compensated for attendance at the monthly meetings or each quarterly meeting. For 2008, the Company has elected to compensate each of the Directors $1,500 and $5,000 for each monthly and quarterly meeting attended. The Company may pay these fees with cash or stock valued at the average between the bid and the ask of the stock on the last trade of the date of the meeting.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Timothy Crawford has an employment agreement (the “Employment Agreement”) with the Company pursuant to which he serves as Chief Executive Officer. Pursuant to the Employment Agreement, Mr. Crawford is entitled to an annual base salary and an annual bonus subject to such incentive bonus targets and plans which the Company may adopt from time to time. The Company has not currently set any such targets in advance or adopted any such plans. In lieu thereof, the Board of Directors determines Mr. Crawford’s salary and bonus on an annual basis concurrently with determining amounts for other executive officers. As of this time, Mr. Crawford has elected to not take compensation of any type from the Company for the year 2008.

Mr. Daniel Coffee has an employment agreement (the “Employment Agreement”) with the Company pursuant to which he serves as Chief Operating Officer of the Company as well as CEO of our wholly owned subsidiary, Eastern Well Services. Mr. Coffee is entitled to an annual base salary and an annual bonus subject to such incentive bonus targets and plans which the Company may adopt from time to time. The Company has not currently set any such targets in advance or adopted any such plans. In lieu thereof, the Board of Directors determines Mr. Coffee’s salary and bonus on an annual basis concurrently with determining amounts for other executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock as of June 30, 2008, by (a) each shareholder known by the Company to be the beneficial owner of more than five percent of the Company’s Common Stock, (b) each of the Company’s directors, (c) each of the Company’s executive officers named in the Summary Compensation Table above and (d) all executive officers and directors of the Company as a group. The shareholders listed below have sole voting and investment power except as noted.

Name and address of Beneficial Owner [1]	Common Stock Beneficial Ownership[2]	Percent
Timothy W. Crawford[3]	3,027,306	9.1%
Keith J. Kauffman[4]	282,860	*
Daniel R. Coffee[5]	258,333	*
Todd E. Crawford[6]	3,018,713	9.0%
Joseph A. Smith[7]	1,724,335	5.2%

All Officers and Directors as a Group (5 persons)	8,311,547	24.9%

Other 5% owners
Michael J. McKenzie[8]	3,032,525	9.1%
Gary T. Sturtz[9]	3,017,512	9.0%

* Less than 1%
1.	Unless otherwise indicated, the business address for each of the individuals is 8351 North High Street, Suite 101, Columbus, Ohio 43235.
2.
May include shares of Common Stock, shares of our Series A Preferred Stock (which is currently convertible on a 1:1 basis into Common Stock) and warrants that are currently exercisable into Common Stock.

3.
Mr. Crawford is our Chief Executive Officer and Chairman of the Board.  Includes (a) 516,667 shares of common stock held by The Energy Acquisition Group, LLC, which shares represent Mr. Crawford’s pecuniary ownership in such entity, (b) 1,646,530 shares of common stock held by CCSSM Partners, LLC, which shares represent Mr. Crawford’s pecuniary ownership in such entity, (c) 128,434 shares of common stock held by The Opportunity Fund, LLC, which shares represent Mr. Crawford’s pecuniary ownership in such entity, (d) 212,148 shares of common stock issuable upon exercise of warrants held by The Opportunity Fund, LLC, which shares represent Mr. Crawford’s pecuniary ownership in such entity, (e) 4,860 shares of common stock owned by Mr. Crawford’s spouse, and  (f) 4,934 shares of Series A Preferred Stock owned by Mr. Crawford’s spouse.

4.
Mr. Kauffman was our President and Secretary and a director.  Includes 258,333 shares of common stock held by The Energy Acquisition Group, LLC, which shares represent Mr. Kauffman’s pecuniary ownership in such entity.

5.
Mr. Coffee is our Chief Operating Officer and a director.  Includes 258,333 shares of common stock held by The Energy Acquisition Group, LLC, which shares represent Mr. Coffee’s pecuniary ownership in such entity.

6.
Mr. Crawford is a director.  Includes (a) 516,667 shares of common stock held by The Energy Acquisition Group, LLC, which shares represent Mr. Crawford’s pecuniary ownership in such entity, (b)  shares of common stock held by CCSSM Partners, LLC, which shares represent Mr. Crawford’s pecuniary ownership in such entity, (c) 642,168 shares of common stock held by The Opportunity Fund, LLC, which shares represent Mr. Crawford’s pecuniary ownership in such entity, (d) 212,148 shares of common stock issuable upon exercise of warrants held by The Opportunity Fund, LLC, which shares represent Mr. Crawford’s pecuniary ownership in such entity, and (e) 174 shares of Series A Preferred Stock owned by Mr. Crawford.  Mr. Crawford’s business address is 1335 Dublin Road, Suite 122D, Columbus, Ohio 43235.

7.
Mr. Smith is a director.  Includes (a) 516,667 shares of common stock held by The Energy Acquisition Group, LLC, which shares represent Mr. Smith’s pecuniary ownership in such entity, (b) 789,182 shares of common stock held by CCSSM Partners, LLC, which shares represent Mr. Smith’s pecuniary ownership in such entity, (c) 307,791 shares of common stock held by The Opportunity Fund, LLC, which shares represent Mr. Smith’s pecuniary ownership in such entity, (d) 101,682 shares of common stock issuable upon exercise of warrants held by The Opportunity Fund, LLC, which shares represent Mr. Smith’s pecuniary ownership in such entity, and (e) 2,189 shares of Series A Preferred Stock owned by Mr. Smith.  Mr. Smith’s business address is One Datran Center, 9100 South Dadeland Boulevard, Penthouse 2 - Suite 1800, Miami, Florida 33156.

8.
Includes (a) 516,667 shares of common stock held by The Energy Acquisition Group, LLC, which shares represent Mr. McKenzie’s pecuniary ownership in such entity, (b) 1,646,530 shares of common stock held by CCSSM Partners, LLC, which shares represent Mr. McKenzie’s pecuniary ownership in such entity, (c) 128,434 shares of common stock held by The Opportunity Fund, LLC, which shares represent Mr. McKenzie’s pecuniary ownership in such entity, (d) 212,148 shares of common stock issuable upon exercise of warrants held by The Opportunity Fund, LLC, which shares represent Mr. McKenzie’s pecuniary ownership in such entity, (e) 7,450 shares of common stock owned by Mr. McKenzie’s spouse, and  (f) 7,563 shares of Series A Preferred Stock owned by Mr. McKenzie’s spouse.  Mr. McKenzie’s business address is 1335 Dublin Road, Suite 122D, Columbus, Ohio 43235.

9.
Includes (a) 516,667 shares of common stock held by The Energy Acquisition Group, LLC, which shares represent Mr. Sturtz’s pecuniary ownership in such entity, (b) 1,646,530 shares of common stock held by CCSSM Partners, LLC, which shares represent Mr. Sturtz’s pecuniary ownership in such entity, (c) 128,434 shares of common stock held by The Opportunity Fund, LLC, which shares represent Mr. Sturtz’s pecuniary ownership in such entity, and (d) 212,148 shares of common stock issuable upon exercise of warrants held by The Opportunity Fund, LLC, which shares represent Mr. Sturtz’s pecuniary ownership in such entity.  Mr. Sturtz’s business address is 1335 Dublin Road, Suite 122D, Columbus, Ohio 43235.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of the Common Stock (computed on a fully diluted basis).

PROPOSAL 2: RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board has designated the firm of GBH CPAs, PC (“GBH”), as independent auditors of the Company for the next fiscal year. The Company has been advised by GBH that neither it nor any member or associate of such firm has any relationship with the Company or with any of its affiliates other than as independent accountants and auditors.

During the two most recent fiscal years, there have been no disagreements with GBH on matters of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable event.

Representatives of GBH are not expected to be present at the Meeting.

In the event that ratification of the appointment of GBH as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

AUDIT FEES

In 2007, GBH billed the Company approximately $0.00 for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-QSB or services that are normally provided in connection with statutory and regulatory filings or engagements in 2008. However, GBH has billed the Company $61,000 for the review of financial statements included in the Company’s Forms 10-Q for the quarter ended June 30, 2008.  Prior to this, the Company engaged Moore & Associates to audit its annual financial statements and review its quarterly financial statements.

No professional services were rendered by GBH to the Company regarding tax advice, tax compliance and tax planning during 2007.

ALL OTHER FEES

No other fees were billed to the Company by GBH in 2007 other than those described in this report. No hours expended by GBH in its engagement to audit the Company’s financial statements for the most recent fiscal year were attributable to work performed by persons other than GBH’s full-time permanent employees. The Company has approved 100% of all services performed by GBH and disclosed above.

REQUIRED VOTE

An affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding is required for ratification of the appointment of GBH.   Abstentions and broker non-votes are considered shares of stock present in person or represented by proxy at the Meeting and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention will therefore have the practical effect of voting against ratification of the appointment because it represents one fewer vote for ratification of the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF GBH CPAs, PC AS THE INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR (ENDING DECEMBER 31, 2008), AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

The Board of Directors knows of no other business to come before the meeting. If, however, other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

STOCKHOLDER PROPOSALS

Any proposal that a stockholder may desire to present to the Company’s 2009 Annual Meeting of Stockholders must be received in writing by Daniel Coffee, the Secretary of the Company, on or before June 30, 2009, in order to be considered for possible inclusion in the Company’s proxy materials relating to such meeting.

UNTIMELY SHAREHOLDER PROPOSALS

Any stockholder proposals received by the Company after June 30, 2009 shall be considered an untimely proposal. The Company, in its sole discretion, may consider untimely proposals for possible inclusion in its 2009 Annual Meeting proxy materials if such untimely proposals are received on or before July 31, 2009. Any untimely stockholder proposals received after July 31, 2009 shall not be considered for possible inclusion in the Company’s 2009 Annual Meeting proxy materials.

BY ORDER OF THE BOARD OF DIRECTORS Timothy W. Crawford Chairman of the Board October 13, 2008

PROXY	PROXY	PROXY

CAPITAL CITY ENERGY GROUP, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT QUEST CONFERENCE CENTER, 8405 PULSAR PLACE, COLUMBUS, OHIO 43240 ON THURSDAY  LOCAL TIME.

The undersigned hereby appoints Timothy W. Crawford or Tim Lavender, with full power of substitution, as proxy to vote the Common Stock of the undersigned in Capital City Energy Group, Inc. at the above Annual Meeting and at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS HEREIN SPECIFIED. IF A CHOICE IS NOT SPECIFIED, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1 and 2.

1.	Election of Directors:

Nominees: Timothy W. Crawford, Daniel Coffee, Joseph Smith, Lee Robinson, James Bishop, and David Tenwick

☐ FOR ☐ WITHHELD

For, except vote withheld from the following nominees:

2.	Ratification of GBH CPA, PCs as independent auditors:

☐ FOR ☐ AGAINST ☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY BY MAIL TO CAPITAL CITY ENERGY GROUP, INC., 8351 N. HIGH STREET, SUITE 101, COLUMBUS, OHIO 43235 OR BY FACSIMILE TO 614-310-1610 ENVELOPE.

SIGNATURE	DATED

SIGNATURE (IF JOINTLY OWNED)	PRINT NAME

PRINT NAME (IF JOINTLY OWNED)

NOTE: This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.